UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2024

PERIMETER SOLUTIONS, SA
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12E rue Guillaume Kroll, L-1882 Luxembourg
Grand Duchy of Luxembourg
352 2668 62-1
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange
Warrants for Ordinary Shares	PRMFF	OTC Markets Group Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2024, Perimeter Solutions, SA, duly registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548 (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”) in person at the offices of Maples and Calder (Luxembourg) SARL, 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg. At the Annual Meeting, the shareholders voted on (i) the election of eight director nominees for a one-year term (Proposal 1), (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2), (iii) the approval of the appointment of KPMG LLP as Independent Auditor of the Company for the year ending December 31, 2024, and KPMG Audit S.à r.l. as Statutory Auditor of the Company for the year ending December 31, 2024 (Proposal 3), (iv) the approval of the annual accounts for the 2023 financial year (Proposal 4), (v) the approval of the audited consolidated financial statements for the 2023 financial year (Proposal 5), (vi) the allocation of the results shown in the annual accounts for the 2023 financial year (Proposal 6), (vii) the discharge of each of the directors for the performance of their mandates as directors of the Company in relation to the 2023 financial year (Proposal 7), (viii) the approval of the compensation of certain of the non-employee independent directors of the Company for 2023 (Proposal 8) and (ix) the approval and ratification of a share repurchase program whereby the Company may repurchase its outstanding Ordinary Shares within certain limits (the “Share Repurchase Program”) (Proposal 9).
Proposal 1
The shareholders voted in favor of the election of the following director nominees as directors for a term of office expiring at the 2025 Annual Meeting of Shareholders or, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
W. Nicholas Howley	115,337,760	1,131,928	3,078	9,191,269
William N. Thorndike, Jr.	104,002,172	11,800,000	670,594	9,191,269
Edward Goldberg	115,282,805	1,186,883	3,078	9,191,269
Tracy Britt Cool	114,997,320	1,472,533	2,913	9,191,269
Sean Hennessy	109,437,788	7,031,900	3,078	9,191,269
Robert S. Henderson	89,401,655	27,069,033	2,078	9,191,269
Bernt Iversen II	109,323,485	7,146,203	3,078	9,191,269
Jorge L. Valladares III	116,454,734	14,954	3,078	9,191,269
Proposal 2
The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Vote
105,657,248	10,803,745	11,773	9,191,269
Proposal 3
The shareholders approved the appointment of KPMG LLP as Independent Auditor of the Company for the year ending December 31, 2024 and KPMG Audit S.à r.l. as Statutory Auditor of the Company for the year ending December 31, 2024.

For	Against	Abstain	Broker Non-Vote
125,636,195	26,345	1,495	—

Proposal 4
The shareholders approved of the annual accounts for the 2023 financial year.

For	Against	Abstain	Broker Non-Vote
124,977,408	18,794	96,971	570,862
Proposal 5
The shareholders approved of the audited consolidated financial statements for the 2023 financial year.

For	Against	Abstain	Broker Non-Vote
124,981,153	18,444	93,576	570,862
Proposal 6
The shareholders approved of the allocation of the results shown in the annual accounts for the 2023 financial year.

For	Against	Abstain	Broker Non-Vote
125,070,240	18,499	4,434	570,862
Proposal 7
The shareholders approved of the discharge of each of the directors for the performance of their mandates as directors of the Company in relation to the 2023 financial year.

For	Against	Abstain	Broker Non-Vote
116,363,802	6,845	102,119	9,191,269
Proposal 8
The shareholders approved of the compensation of certain non-employee independent directors of the Company for 2023.

For	Against	Abstain	Broker Non-Vote
91,672,427	24,787,141	13,198	9,191,269
Proposal 9
The shareholders approved and ratified the Company's Share Repurchase Program.

For	Against	Abstain	Broker Non-Vote
121,073,038	3,954,266	65,869	570,862

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, SA

Date: May 28, 2024	By:	/s/ Kyle Sable
Kyle Sable
Chief Financial Officer